Exhibit 99.1
Radyne Elects William C Keiper and Carl Myron Wagner to Board
PHOENIX, AZ — September 26, 2006, Radyne Corporation (NASDAQ: RADN) announced today that its Board of Directors elected William C Keiper and Carl Myron Wagner to join as new members. Their election will expand the Board to seven members. Mr. Keiper will also join the Board’s Audit Committee.
“These two additions strengthen our Board,” said Dr. C. J. Waylan, Chairman of Radyne’s Board. “Will Keiper brings his extensive experience as a public technology company CEO and board member while augmenting the Board’s financial expertise. Myron Wagner’s appointment finalizes his appointment as CEO while providing the Board with fresh perspectives on new technology development and sales.”
William C. Keiper, 55, is the Chief Executive Officer and President of Hypercom Corporation (NYSE: HYC), a global electronic payment technology innovator that delivers complete point of sale card payment terminal, network access device, server and transaction networking solutions.
Previously, Mr. Keiper was Chief Executive Officer of Arrange Technology LLC, a software development services outsourcing company, from 2002 to 2005. From 1997 to 2002, he served as a principal in mergers and acquisitions firms serving middle market software and IT services companies. He was Chief Executive Officer of Artisoft, Inc., a then $100 million public networking and communications software company, from 1993 to 1997, and it’s Chairman from 1995 to 1997. He held several executive positions, including President and Chief Operating Officer, of MicroAge, Inc., an indirect sales-based IT products distribution and services company, from 1986 to 1993.
Mr. Keiper has a Bachelor of Science degree in Business (finance major) from Eastern Illinois University, a Juris Doctorate degree from Arizona State University, and a Masters degree in International Management from the Thunderbird American Graduate School of International Management. He is a former Chairman of the Arizona Software Association, and was a nominee for Ernst & Young Entrepreneur of the Year. In addition to Radyne, he currently serves on the Boards of Directors of Hypercom, Smith Micro Software, Inc. (NASDAQ: SMSI) and Zones, Inc. (NASDAQ: ZONS).
Mr. Wagner joined Radyne as COO in January of 2006 and was appointed CEO on August 31, 2006. Previously, Mr. Wagner served in various positions with General Dynamics and Motorola.
About Radyne Corporation
Radyne Corporation designs, manufactures, sells, integrates and installs products, systems and software used for the transmission and reception of data and video over satellite, troposcatter, microwave and cable communication networks. The Company, through its Tiernan subsidiary, is a supplier of HDTV and SDTV encoding and transmission equipment. The Xicom Technology subsidiary is a producer of high power amplifiers for communications applications. Radyne is headquartered in Phoenix, Arizona, has manufacturing facilities in Phoenix, Arizona and San Diego, and Santa Clara, California and sales offices in Singapore, Beijing, Jakarta and the United Kingdom. The Company also has sales and/or service centers in Sao Paulo, Bangalore, Shanghai and Moscow. For more information, visit our web site at www.radn.com. Additional information on Xicom is available at www.xicomtech.com.
Safe Harbor Paragraph for Forward-Looking Statements
This press release includes statements that may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”) and Radyne claims the protection of the safe-harbor for forward-looking statements contained in the Reform Act. These forward-looking statements are often characterized by the terms “may,” “believes,” “projects,” “expects,” or “anticipates,” and do not reflect historical facts. Forward-looking statements involve risks, uncertainties and other factors that may cause actual results, performance or achievements of Radyne Corporation and its subsidiaries to be materially different from those expressed or implied by such forward-looking statements. Factors that could affect Radyne Corporation’s results and cause them to materially differ from those contained in the forward-looking statements contained herein include, without limitation, our belief that William C Keiper will provide financial or other expertise to the Board of Directors, that Carl Myron Wagner will successfully lead the Corporation or that Radyne will continue to successfully develop and market new products, that its products meet customer needs and that its products and services will increase Radyne sales and profitability.
Other factors that may affect forward-looking statements and the Company’s business generally include but are not limited to:

•	Prospects of the international markets and global economy given that Radyne Corporation depends heavily on international sales.

•	A downturn in the evolving telecommunications, television broadcast and Internet industries.

•	Risk factors and cautionary statements made in Radyne Corporation’s Annual Report on Form 10-K for the period ended December 31, 2005 and in its Quarterly Report on Form 10-Q for the period ended June 30, 2006.

•	The effect that acts of international terrorism may have on Radyne Corporation’s ability to ship products abroad.

•	Other factors that Radyne Corporation is currently unable to identify or quantify, but may exist in the future.
Forward-looking statements speak only as of the date the statement was made. Radyne Corporation does not undertake and specifically declines any obligation to update any forward-looking statements.
Contact: Malcolm Persen, Chief Financial Officer, 602.437.9620